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                                                                   EXHIBIT 10(l)


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             THE PITTSTON COMPANY DIRECTORS' STOCK ACCUMULATION PLAN

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                             As Amended and Restated

                             as of January 14, 2000

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                                TABLE OF CONTENTS

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
PREAMBLE ..............................................................................................  1

ARTICLE I               DEFINITIONS....................................................................  2

ARTICLE II              ADMINISTRATION.................................................................  5

    SECTION 1              Authorized Shares...........................................................  5

    SECTION 2              Administration..............................................................  6


ARTICLE III             PARTICIPATION..................................................................  7


ARTICLE IV              ALLOCATIONS....................................................................  7

    SECTION 1              Initial Allocation..........................................................  7

    SECTION 2              Additional Allocations......................................................  7

    SECTION 3              Supplemental Allocations....................................................  8

    SECTION 4              Conversion of Existing Incentive Accounts to
                           Pittston Brink's Units......................................................  9

    SECTION 5              Adjustments.................................................................  9

    SECTION 6              Dividends and Distributions.................................................  9


ARTICLE V               DISTRIBUTIONS.................................................................. 10

    SECTION 1              Entitlement to Benefits..................................................... 10

    SECTION 2              Distribution of Shares...................................................... 11


ARTICLE VI              DESIGNATION OF BENEFICIARY..................................................... 13


ARTICLE VII             MISCELLANEOUS.................................................................. 15

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

    SECTION 1              Nontransferability of Benefits ............................................  15

    SECTION 2              Limitation of Rights of Non-Employee Director..............................  15

    SECTION 3              Amendment and Termination .................................................  16

    SECTION 4              Funding....................................................................  16

    SECTION 5              Governing Law..............................................................  17

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SCHEDULE A










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             The Pittston Company Directors' Stock Accumulation Plan
                 As Amended and Restated as of January 14, 2000

                                    PREAMBLE

                  The Pittston Company Directors' Stock Accumulation Plan, effective June 1, 1996, is designed to more closely align the interests of non-employee directors to the long-term interests of The Pittston Company and its shareholders. The Plan is intended to replace the Pittston Retirement Plan for Non-Employee Directors which was terminated as of May 31, 1996, with the consent of the participants therein, and the benefits accrued thereunder as of May 31, 1996, were transferred to the Plan.

                  Effective January 14, 2000, the Plan is amended and restated to reflect the exchange of .4848 of a share of Pittston Brink's Group Common Stock for each outstanding share of Pittston BAX Group Common Stock and .0817 of a share of Pittston Brink's Group Common Stock for each outstanding share of Pittston Minerals Group Common Stock.

                  The Plan continues to provide a portion of the overall compensation package of participating directors in the form of deferred stock equivalent units which will be distributed in the form of Pittston Brink's Group Common Stock upon the occurrence of certain events.










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                                                                               2

                                    ARTICLE I

                                   Definitions

                  Wherever used in the Plan, the following terms shall have the meanings indicated:

                  Account: The account maintained by the Company for a Non-Employee Director to document the amounts credited under the Plan and the Units into which such amounts shall be converted.

                  BAX Exchange Ratio: The ratio whereby .4848 of a share of Pittston Brink's Stock will be exchanged for each outstanding share of BAX Stock on the Exchange Date.

                  BAX Stock: Pittston BAX Group Common Stock, par value $1.00 per share.

                  BAX Unit: The equivalent of one share of BAX Stock credited to a Non-Employee Director's Account.

                  Board of Directors: The board of directors of the Company.

                  Change in Control: A Change in Control shall be deemed to occur (a) upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board of Directors) of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Pittston Brink's Stock would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of Pittston Brink's Stock outstanding (exclusive of shares held by









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the Company's affiliates) (the "Total Voting Power") immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (ii) any sale, leases, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company, (b) when any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act") other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power, or (c) it at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

                  Committee: The Administrative Committee of the Company.
                  Company: The Pittston Company.

                  Effective Date: June 1, 1996.











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                                                                               4


                  Exchange: The exchange of Pittston Brink's Stock for outstanding shares of BAX Stock and Minerals Stock as of the Exchange Date.

                  Exchange Date: January 14, 2000, the date as of which the Exchange occurred.

                  Initial Allocation: The amount set forth in Schedule A.

                  Minerals Exchange Ratio: The ratio whereby .0817 of a share of Pittston Brink's Stock will be exchanged for each outstanding share of Minerals Stock on the Exchange Date.

                  Minerals Stock: Pittston Minerals Group Common Stock, par value $1.00 per share.

                  Minerals Unit: The equivalent of one share of Minerals Stock credited to a Non-Employee Director's Account.

                  Non-Employee Director: Any member of the Board of Directors who is not an employee of the Company or a Subsidiary.

                  Pittston Brink's Stock: Pittston Brink's Group Common Stock, par value $1.00 per share.

                  Pittston Brink's Unit: The equivalent of one share of Pittston Brink's Stock credited to a Non-Employee Director's Account.

                  Plan: The Pittston Company Directors' Stock Accumulation Plan as set forth herein and as amended from time to time.











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                  Shares: On and after January 19, 1996, and prior to the
Exchange Date, Pittston Brink's Stock, BAX Stock or Minerals Stock, as the case may be and on and after the Exchange Date, Pittston Brink's Stock.

                  Subsidiary: Any corporation, whether or not incorporated in the United States of America, more than 80% of the outstanding voting stock of which is owned by the Company, by the Company and one or more subsidiaries or by one or more subsidiaries.

                  Unit: On and after January 19, 1996, and prior to the Exchange Date, a Pittston Brink's Unit, BAX Unit or Minerals Unit, as the case may be, and on and after the Exchange Date, a Pittston Brink's Unit.

                  Year of Service: Each consecutive 12-month period of service as a Non-Employee Director, commencing on the date that a Non-Employee Director commences service on the Board of Directors, including periods prior to the Effective Date. Years of Service prior to the Effective Date shall be rounded to the nearest year.

                                   ARTICLE II

                                 Administration

                  SECTION 1. Authorized Shares. The maximum number of Units that may be credited hereunder after the Exchange Date is 37,291 Pittston Brink's Units. The number of Shares that may be











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                                                                               6

issued or otherwise distributed hereunder will be equal to the number of Units that may be credited hereunder.

                  In the event of any change in the number of shares of Pittston Brink's Stock outstanding by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, any distribution to common shareholders other than cash dividends, a corresponding adjustment shall be made to the number of shares that may be deemed issued under the Plan by the Committee. Such adjustment shall be conclusive and binding for all purposes of the Plan.

                  SECTION 2. Administration. The Committee is authorized to construe the provisions of the Plan and to make all determinations in connection with the administration of the Plan. All such determinations made by the Committee shall be final, conclusive and binding on all parties, including Non-Employee Directors participating in the Plan.

                  All authority of the Committee provided for in, or pursuant to, this Plan, may also be exercised by the Board of Directors. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board of Directors taken in connection with this Plan, the actions of the Board of Directors shall control.












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                                   ARTICLE III

                                  Participation

                  Each Non-Employee Director on the Effective Date shall be eligible to participate in the Plan on such date. Thereafter, each Non-Employee Director shall be eligible to participate as of the date on which he becomes a Non-Employee Director.

                                   ARTICLE IV

                                   Allocations

                  SECTION 1. Initial Allocation. As of the Effective Date, an amount equal to the Initial Allocation was credited to his or her Account. The amount of each Non-Employee Director's Initial Allocation was converted into Units in the following proportions: 50% shall be converted into Pittston Brink's Units, 30% was converted into BAX Units and 20% was converted into Minerals Units. The Units were credited to each Non-Employee Director's Account as of June 3, 1996. The number (computed to the second decimal place) of Units so credited was determined by dividing the portion of the Initial Allocation for each Non-Employee Director to be allocated to each class of Units by the average of the high and low per share quoted sale prices of Pittston Brink's Stock, BAX Stock or Minerals Stock, as the case may be, as reported on the New York Stock Exchange Composite Transaction Tape on June 3, 1996.

                  SECTION 2. Additional Allocations. As of June 1, 1997, and as of each subsequent June 1, each Non-Employee Director (including Non-Employee Directors elected to the Board










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of Directors after the Effective Date) shall be entitled to an additional allocation to his or her Account (which allocation shall be in addition to any retainer fees paid in cash) equal to (a) for each Non-Employee Director who, as of such June 1 has accrued less than eight Years of Service, 50% of the annual retainer in effect for such Non-Employee Director on such June 1 and (b) for each Non-Employee Director who, as of such June 1, has accrued eight or more Years of Service, 25% of the annual retainer in effect for such Non-Employee Director on such June 1. For each calendar year after 1999, such additional allocations shall be converted on the first trading day in June into Pittston Brink's Units. The number (computed to the second decimal place) of Pittston Brink's Units so credited shall be determined by dividing the amount of the additional allocation for each Non-Employee Director for the year by the average of the high and low per share quoted sale prices of Pittston Brink's Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the first trading date in June.

                  SECTION 3. Supplemental Allocations. As of the effective date of any increase in a Non-Employee Director's annual retainer after the Effective Date, the number of Units to be allocated to each Non-Employee Director's Account shall be multiplied by a fraction, the numerator of which is the amount of the annual retainer after the increase and the denominator of









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which is the amount of such retainer immediately prior to such increase.

                  SECTION 4. Conversion of Existing Incentive Accounts to Pittston Brink's Units. As of the Exchange Date, all BAX Units and Minerals Units in a Non-Employee Director's Account shall be converted into Pittston Brink's Units by multiplying the number of BAX Units and Minerals Units in the Non-Employee Director's Account by the BAX Exchange Ratio or the Minerals Exchange Ratio, respectively.

                  SECTION 5. Adjustments. The Committee shall determine such equitable adjustments in the Units credited to each Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends.

                  SECTION 6. Dividends and Distributions. Whenever a cash dividend or any other distribution is paid with respect to shares of Pittston Brink's Stock, the Account of each Non-Employee Director will be credited with an additional number of Pittston Brink's Units, equal to the number of shares of Pittston Brink's Stock including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Account on










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the payment date for such dividend or distribution based on the number of Shares giving rise to the dividend or distribution represented by Units in such Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Pittston Brink's Units. Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Pittston Brink's Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution. The value of any distribution will be determined by the Committee.

                                    ARTICLE V

                                  Distributions

                  SECTION 1. Entitlement to Benefits. Each Non-Employee Director who completes at least five Years of Service as a Non-Employee Director shall be entitled to receive a distribution in Pittston Brink's Stock in respect of all Units in his or her Account if, after completion of such five Years of Service, he or she:

                  (a) retires from the Board of Directors on or after attaining age 70;

                  (b) retires from the Board of Directors prior to age 72 at the end of a full term of office in anticipation of









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         attaining such age during what would otherwise be such individual's next full term of office as a director;

                  (c) retires from the Board of Directors prior to age 70 but after attaining age 65, as a result of ill health, relocation (residence or principal place of business) or entering into any governmental, diplomatic or other service or employment if, in the opinion of outside legal counsel, his or her continued service on the Board of Directors might create a conflict of interest;

                  (d) retires from the Board of Directors at any time following a Change in Control; or

                  (e) dies while serving as a Non-Employee Director.


                  In the event a Non-Employee Director terminates service on the Board of Directors for any reason not described above, all Units shall be forfeited and all rights of the Non-Employee Director to the related Shares shall terminate without further obligation on the part of the Company.

                  Section 2. Distribution of Shares. Each Non-Employee Director who is entitled to a distribution of Shares pursuant to Section 1 of this
Article V shall receive a distribution in Pittston Brink's Stock, in respect of all Units standing to the credit of such Non-Employee Director's Account, in a single lump-sum distribution as soon as practicable following his or her termination of service as a Non-Employee Director; provided, however, that a Non-Employee Director may elect, at least 12









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months prior to his or her termination of service, to receive distribution of the Shares represented by the Units credited to his or her Account in substantially equal annual installments (not more than 10) commencing on the first day of the month next following the date of his or her termination of service (whether by death, disability, retirement or otherwise) or as promptly as practicable thereafter. Such Non-Employee Director may at any time elect to change the manner of such payment, provided that any such election is made at least 12 months in advance of his or her termination of service as a Non-Employee Director.

                  The number of shares of Pittston Brink's Stock to be included in each installment payment shall be determined by multiplying the number of Pittston Brink's Units in the Non-Employee Director's Account (including any dividends or distributions credited to such Account pursuant to Section 6 of
Article IV whether before or after the initial installment payment date) as of the lst day of the month preceding the initial installment payment and as of each succeeding anniversary of such date by a fraction, the numerator or which is one and the denominator of which is the number of remaining installments (including the current installment).

                  Any fractional Units shall be converted to cash based on the average of the high and low per share quoted sale prices of the Pittston Brink's Stock as reported on the New York Stock Exchange Composite Transaction Tape, on the last trading day of










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the month preceding the month of distribution and shall be paid in cash.

                                   ARTICLE VI

                           Designation of Beneficiary

                  A Non-Employee Director may designate in a written election filed with the Committee a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive all distributions and payments under the Plan after the Non-Employee Director's death. Any such designation may be revoked, and a new election may be made, at any time and from time to time, by the Non-Employee Director without the consent of any beneficiary. If the Non-Employee Director designates more than one beneficiary, any distributions and payments to such beneficiaries shall be made in equal percentages unless the Non-Employee Director has designated otherwise, in which case the distributions and payments shall be made in the percentages designated by the Non-Employee Director. If no beneficiary has been named by the Non-Employee Director or no beneficiary survives the Non-Employee Director, the remaining Shares (including fractional Shares) in the Non-Employee Director's Account shall be distributed or paid in a single sum to the Non-Employee Director's estate. In the event of a beneficiary's death, the remaining installments will be paid to a contingent beneficiary, if any, designated by the Non-Employee Director or, in the absence of a surviving contingent beneficiary, the









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remaining Shares (including fractional Shares) shall be distributed or paid to the primary beneficiary's estate in a single distribution. All distributions shall be made in Shares except that fractional shares shall be paid in cash.









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                                   ARTICLE VII

                                  Miscellaneous

                  SECTION 1. Nontransferability of Benefits. Except as provided in Article VI, Units credited to an Account shall not be transferable by a Non-Employee Director or former Non-Employee Director (or his or her beneficiaries) other than by will or the laws of descent and distribution or pursuant to a domestic relations order. No Non-Employee Director, no person claiming through a Non-Employee Director, nor any other person shall have any right or interest under the Plan, or in its continuance, in the payment of any amount or distribution of any Shares under the Plan, unless and until all the provisions of the Plan, any determination made by the Committee thereunder, and any restrictions and limitations on the payment itself have been fully complied with. Except as provided in this Section 1, no rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature, nor shall the Company or any of its Subsidiaries be obligated, except as otherwise required by law, to recognize or give effect to any such transfer, assignment, pledge or encumbrance.

                  SECTION 2. Limitation on Rights of Non-Employee Director. Nothing in this Plan shall confer upon any Non-Employee Director the right to be nominated for reelection to the










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Board of Directors. The right of a Non-Employee Director to receive any Shares shall be no greater than the right of any unsecured general creditor of the Company.

                  SECTION 3. Amendment and Termination. The Corporate Governance and Nominating Committee of the Board of Directors may from time to time amend any of the provisions of the Plan, or may at any time terminate the Plan; provided, however, that the allocation formulas included in Article IV may not be amended more than once in any six-month period. No amendment or termination shall adversely affect any Units (or distributions in respect thereof) which shall theretofore have been credited to any Non-Employee Director's Account without the prior written consent of the Non-Employee Director.

                  SECTION 4. Funding. The Plan shall be unfunded. Shares shall be acquired (a) from the trustee under the Employee Benefits Trust Agreement made December 7, 1992, as amended from time to time, (b) by purchases on the New York Stock Exchange or (c) in such other manner, including acquisition of Pittston Brink's Stock, otherwise than on said Exchange, at such prices, in such amounts and at such times as the Company in its sole discretion may determine.

                  SECTION 5. Governing Law. The Plan and all provisions thereof shall be construed and administered according to the laws of the Commonwealth of Virginia.









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                                   Schedule A

                  The Initial Allocation for each Non-Employee Director shall be the amount set forth in a report prepared by Foster Higgins dated February 7, 1996.